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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                          ----------------------------


                                    FORM 8-K



                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of earliest event reported): APRIL 22, 2004





                                IDEX CORPORATION
             (Exact Name of Registrant as Specified in its Charter)




            DELAWARE                      1-10235                36-3555336
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)




                                 630 DUNDEE ROAD
                           NORTHBROOK, ILLINOIS 60062
          (Address of principal executive offices, including zip code)



                                 (847) 498-7070
                         (Registrant's telephone number)

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ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE

           On April 22, 2004, IDEX Corporation issued a press release announcing a 3 for 2 Stock Split and an increase in its quarterly cash dividend of 29 percent. A copy of this press release is included below.


                 IDEX CORPORATION ANNOUNCES 3-FOR-2 STOCK SPLIT;
                  INCREASES QUARTERLY CASH DIVIDEND 29 PERCENT


           NORTHBROOK, IL, APRIL 22, 2004 - IDEX CORPORATION (NYSE: IEX) today announced that its Board of Directors has declared a 3-for-2 split of the company's common stock and approved a 29 percent increase in the quarterly cash dividend.

           The 3-for-2 stock split of IDEX common shares, which will be effected in the form of a 50 percent stock dividend, will be payable May 28, 2004, to shareholders of record as of May 14, 2004. Shareholders will receive one additional share of IDEX common stock for every two shares that they own as of the record date. Any fractional shares resulting from the split will be paid in cash based on the closing market price of the common stock on the record date. This action reflects the third split of the company's common stock since its initial public offering in 1989.

           Separately, the Board of Directors has approved a 29 percent increase in the company's regular quarterly cash dividend to $0.18 per common share (or $0.12 per post-split share), payable July 30, 2004, to shareholders of record as of July 15, 2004.

           IDEX Chairman and Chief Executive Officer Dennis K. Williams said, "IDEX has an excellent track record and its prospects for the future remain bright. The dividend increase reflects the Board's confidence in the company's outlook as we continue to pursue our operational excellence and global growth initiatives. Our strong performance also has created the opportunity for a stock split which we believe, over time, will help enhance liquidity in the trading of IDEX shares for current and prospective shareholders."

           FORWARD-LOOKING STATEMENTS
           This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
           Section 21E of the Exchange Act of 1934, as amended. These statements may relate to, among other things, capital expenditures, cost reductions, cash flow, and operating improvements and are indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "management believes," "the company believes," "the company intends," and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this news release. The risks and uncertainties include, but are not limited to, the following: economic and political consequences resulting from terrorist attacks and wars; levels of industrial activity and economic conditions in the U.S. and other countries around the world; pricing pressures and other competitive factors, and levels of capital spending in certain industries - all of which could have a material impact on order rates and IDEX's results, particularly in light of the low levels of order backlogs it typically maintains; its ability to make acquisitions and to integrate and operate acquired businesses on a profitable basis; the relationship of the U.S. dollar to other currencies and its impact on pricing and cost competitiveness; political and economic conditions in foreign countries in which the company operates; interest rates; capacity utilization and the effect this has on costs; labor markets; market conditions and material costs; and developments with respect to contingencies, such as litigation and environmental matters. The forward-looking statements included here are only made as of the date of this news release, and management undertakes no obligation to publicly update them to reflect subsequent events or circumstances. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented here.

           ABOUT IDEX
           IDEX Corporation is a manufacturer of proprietary pumps and metering products, dispensing equipment, and other engineered products with leading positions in niche markets. Its products are sold to a wide range of industries throughout the world. IDEX shares are traded on the New York Stock Exchange and Chicago Stock Exchange under the symbol "IEX."

       FOR FURTHER INFORMATION ON IDEX CORPORATION AND ITS BUSINESS UNITS,
               VISIT THE COMPANY'S WEB SITE AT WWW.IDEXCORP.COM.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                                     IDEX CORPORATION


                                     /s/ Dominic A. Romeo
                                     ------------------------------------------
                                     Dominic A. Romeo
                                     Vice President and Chief Financial Officer

April 22, 2004